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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE
AUGUST 16, 1999

                            SIZZLER REPORTS LAWSUIT

LOS ANGELES, CA, August 16, 1999 -- Sizzler International reported today that a lawsuit has been filed by a former employee seeking in excess of $20 million in damages against the company, according to Sizzler General Counsel, Michael B. Green.

The company said it believes the lawsuit to be without merit and that no further comment on the litigation would be made. Sizzler also said that it expects the suit to have no financial impact on the company.

Sizzler International, Inc. operates, franchises or joint ventures 346 Sizzler restaurants worldwide, in addition to the 101 KFC restaurants in Queensland, Australia.

Some matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth herein in the forward-looking statements, including such factors, among others, as significant fluctuations in operating results, market acceptance of the Company's food service offerings, competition and other risk factors as detailed in filings with the Securities and Exchange Commission including form 10K.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."